Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-185626) of SL Green Operating Partnership, L.P. and in the related Prospectus of our report dated October 30, 2015, with respect to the statement of revenues and certain expenses of 11 Madison Avenue Owner LLC for the year ended December 31, 2014, included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

New York, New York

October 30, 2015